Exhibit 10.1

Amendment No. 13 to
Loan and Servicing Agreement

This AMENDMENT NO. 13 TO LOAN AND SERVICING AGREEMENT (the “Amendment”), dated as of January 31, 2020 (the “Amendment Effective Date”), is entered into by and among ARES CAPITAL CP FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), ARES CAPITAL CORPORATION, a Maryland corporation, as the servicer (the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the agent (the “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a lender (“Wells Fargo”), BANK OF AMERICA, N.A., as a lender (“Bank of America” and, together with Wells Fargo, the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee, Bank, and Collateral Custodian (in such capacities, “U.S. Bank”).

WHEREAS, the Borrower, the Agent, the Lenders, Wells Fargo Bank, National Association, as the Swingline Lender, the Servicer, U.S. Bank and each of the other lenders, are party to the Loan and Servicing Agreement, dated as of January 22, 2010 (as amended, modified, waived, supplemented, restated or replaced from time to time, prior to the date hereof, the “Loan and Servicing Agreement”);

WHEREAS, Sampension Livsforsikring A/S is joining the Loan and Servicing Agreement as a Lender as of the date hereof;

WHEREAS, Arkitekternes Pensionskasse is joining the Loan and Servicing Agreement as a Lender as of the date hereof;

WHEREAS, Pensionskassen for Jordbrugsakademikere og Dyrlæger is joining the Loan and Servicing Agreement as a Lender as of the date hereof;

WHEREAS, TIAA, FSB is joining the Loan and Servicing Agreement as a Lender as of the date hereof; and

WHEREAS, the parties hereto desire to amend the Loan and Servicing Agreement in accordance with the provisions thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.            Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1.            As of the Amendment Effective Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto. A clean copy of the conformed Loan and Servicing Agreement is set forth on the pages attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1.            Each of the Borrower and the Servicer hereby represents and warrants (as to itself) to the Agent that, as of the date first written above, (i) no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1.            This Amendment shall become effective upon:

(a)               the execution and delivery of this Amendment by the parties hereto;

(b)               the Agent’s receipt of a good standing certificate for the Borrower by the applicable office body of its jurisdiction of organization and a copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(c)               the Agent shall have received the executed legal opinion of counsel to the Borrower in form and substance acceptable to the Agent in its reasonable discretion; and

(d)               payment of all reasonable and invoiced fees due and owing to the Agent and Lenders on or prior to the Amendment Effective Date.

ARTICLE V

Joining Lenders

2

SECTION 5.1.           From and after the date hereof, and by each of their signatures hereto, each of Sampension Livsforsikring A/S, Arkitekternes Pensionskasse, Pensionskassen for Jordbrugsakademikere og Dyrlæger and TIAA, FSB shall be Lenders under the Loan and Servicing Agreement in accordance with the terms thereof.

ARTICLE VI

Miscellaneous

SECTION 6.1.           Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2.           Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3.           Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 6.4.           Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.5.           Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 6.6.           Direction to Execute.  The Lenders hereby authorize and direct U.S. Bank in each of its capacities to execute this Amendment.

SECTION 6.7.           Execution. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ARES CAPITAL CP FUNDING LLC

By:	/s/ Joshua M. Bloomstein
	Name:	Joshua M. Bloomstein
	Title:	Authorized Signatory

[Signature Page to Amendment No. 13 to LSA]

ARES CAPITAL CORPORATION, as the Servicer

By:	/s/ Joshua M. Bloomstein
	Name:	Joshua M. Bloomstein
	Title:	Authorized Signatory

[Signature Page to Amendment No. 13 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent

By:	/s/ Steve Sebo
	Name:	Steve Sebo
	Title:	Vice President

[Signature Page to Amendment No. 13 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Allan Schmitt
	Name:	Allan Schmitt
	Title:	Director

[Signature Page to Amendment No. 13 to LSA]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Bryson Brannon
	Name:	Bryson Brannon
	Title:	Director

[Signature Page to Amendment No. 13 to LSA]

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Bank and Collateral Custodian

By:	/s/ James H. Byrne
	Name:	James H. Byrne
	Title:	Vice President

[Signature Page to Amendment No. 13 to LSA]

SAMPENSION LIVSFORSIKRING A/S, as a Lender

By:	/s/ Henrik Arnt
	Name:	Henrik Arnt
	Title:	Senior Portfolio Manager

By:	/s/ Anders Tauber Lassen
	Name:	Anders Tauber Lassen
	Title:	Head of Credit

ARKITEKTERNES PENSIONSKASSE, as a Lender

By:	/s/ Henrik Arnt
	Name:	Henrik Arnt
	Title:	Senior Portfolio Manager

By:	/s/ Anders Tauber Lassen
	Name:	Anders Tauber Lassen
	Title:	Head of Credit

PENSIONSKASSEN FOR JORDBRUGSAKADEMIKERE OG DYRLÆGER, as a Lender

By:	/s/ Henrik Arnt
	Name:	Henrik Arnt
	Title:	Senior Portfolio Manager

By:	/s/ Anders Tauber Lassen
	Name:	Anders Tauber Lassen
	Title:	Head of Credit

TIAA, FSB, as a Lender

By:	/s/ Martin O’Brien
	Name:	Martin O’Brien
	Title:	Director

APPENDIX A

EXECUTION COPY

Conformed through Amendment No. ~~12~~13

Up to U.S. $~~1,275,000,000~~1,525,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 22, 2010

Among

ARES CAPITAL CP FUNDING LLC,

as the Borrower

and

ARES CAPITAL CORPORATION,

as the Servicer and the Transferor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Agent and the Swingline Lender

and

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

and

U.S. BANK NATIONAL ASSOCIATION,

as the Collateral Custodian, Trustee and the Bank

TABLE OF CONTENTS

Page
ARTICLE I.	DEFINITIONS	2

Section 1.01	Certain Defined Terms.	2
Section 1.02	Other Terms.	~~52~~53
Section 1.03	Computation of Time Periods.	~~52~~53
Section 1.04	Interpretation.	~~52~~53

ARTICLE II.	THE FACILITY	~~53~~54

Section 2.01	Advances.	~~53~~54
Section 2.02	Procedure for Advances.	~~55~~56
Section 2.03	Determination of Yield.	~~56~~57
Section 2.04	Remittance Procedures.	~~57~~58
Section 2.05	Instructions to the Trustee and the Bank.	~~61~~62
Section 2.06	Borrowing Base Deficiency Payments.	~~61~~62
Section 2.07	Substitution and Sale of Loan Assets; Affiliate Transactions.	~~61~~62
Section 2.08	Payments and Computations, Etc.	~~67~~68
Section 2.09	Fees.	~~68~~69
Section 2.10	Increased Costs; Capital Adequacy.	~~69~~70
Section 2.11	Taxes.	~~70~~71
Section 2.12	Collateral Assignment of Agreements.	~~73~~74
Section 2.13	Grant of a Security Interest.	~~73~~74
Section 2.14	Evidence of Debt.	~~74~~75
Section 2.15	Survival of Representations and Warranties.	~~74~~75
Section 2.16	Release of Loan Assets.	~~74~~75
Section 2.17	Treatment of Amounts Paid by the Borrower.	~~75~~76
Section 2.18	Prepayment; Termination.	~~75~~76
Section 2.19	Extension of Stated Maturity Date and Reinvestment Period.	~~76~~77
Section 2.20	Collections and Allocations.	~~76~~77
Section 2.21	Reinvestment of Principal Collections.	~~77~~78
Section 2.22	Additional Lenders; Increase of Commitment.	~~78~~79
Section 2.23	Defaulting Lenders.	~~79~~80
Section 2.24	Mitigation Obligations; Replacement of Lenders.	~~80~~81
Section 2.25	Refunding of Swingline Advances.	~~82~~83

ARTICLE III.	CONDITIONS PRECEDENT	~~83~~84

Section 3.01	Conditions Precedent to Effectiveness.	~~83~~84
Section 3.02	Conditions Precedent to All Advances.	~~83~~84
Section 3.03	Advances Do Not Constitute a Waiver.	~~86~~87
Section 3.04	Conditions to Pledges of Loan Assets.	~~86~~87

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ARTICLE IV.	REPRESENTATIONS AND WARRANTIES	~~87~~88

Section 4.01	Representations and Warranties of the Borrower.	~~87~~88
Section 4.02	Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio.	~~95~~96
Section 4.03	Representations and Warranties of the Servicer.	~~97~~98
Section 4.04	Representations and Warranties of the Trustee.	~~101~~102
Section 4.05	Representations and Warranties of each Lender.	~~101~~102
Section 4.06	Representations and Warranties of the Collateral Custodian.	~~102~~103

ARTICLE V.	GENERAL COVENANTS	~~102~~103

Section 5.01	Affirmative Covenants of the Borrower.	~~102~~103
Section 5.02	Negative Covenants of the Borrower.	~~109~~110
Section 5.03	Affirmative Covenants of the Servicer.	~~113~~114
Section 5.04	Negative Covenants of the Servicer.	~~118~~119
Section 5.05	Affirmative Covenants of the Trustee.	~~119~~121
Section 5.06	Negative Covenants of the Trustee.	~~120~~121
Section 5.07	Affirmative Covenants of the Collateral Custodian.	~~120~~121
Section 5.08	Negative Covenants of the Collateral Custodian.	~~120~~121
Section 5.09	Covenants of the Borrower Relating to Hedging of Loan Assets.	~~121~~122

ARTICLE VI.	ADMINISTRATION AND SERVICING OF CONTRACTS	~~122~~123

Section 6.01	Appointment and Designation of the Servicer.	~~122~~123
Section 6.02	Duties of the Servicer.	~~124~~125
Section 6.03	Authorization of the Servicer.	~~126~~127
Section 6.04	Collection of Payments; Accounts.	~~127~~128
Section 6.05	Realization Upon Loan Assets.	~~129~~130
Section 6.06	Servicing Compensation.	~~129~~130
Section 6.07	Payment of Certain Expenses by Servicer.	~~129~~130
Section 6.08	Reports to the Agent; Account Statements; Servicing Information.	~~130~~131
Section 6.09	Annual Statement as to Compliance.	~~132~~133
Section 6.10	Annual Independent Public Accountant’s Servicing Reports.	~~132~~133
Section 6.11	The Servicer Not to Resign.	~~133~~134

ARTICLE VII.	EVENTS OF DEFAULT	~~133~~134

Section 7.01	Events of Default.	~~133~~134
Section 7.02	Additional Remedies of the Agent.	~~137~~138

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ARTICLE VIII.	INDEMNIFICATION	~~140~~141

Section 8.01	Indemnities by the Borrower.	~~140~~141
Section 8.02	Indemnities by Servicer.	~~143~~144
Section 8.03	Legal Proceedings.	~~145~~146
Section 8.04	After-Tax Basis.	~~146~~147
Section 8.05	Benefit of Indemnity.	~~146~~147

ARTICLE IX.	THE AGENT	~~146~~147

Section 9.01	The Agent.	~~146~~147

ARTICLE X.	TRUSTEE	~~151~~152

Section 10.01	Designation of Trustee.	~~151~~152
Section 10.02	Duties of Trustee.	~~151~~152
Section 10.03	Merger or Consolidation.	~~153~~154
Section 10.04	Trustee Compensation.	~~153~~154
Section 10.05	Trustee Removal.	~~153~~155
Section 10.06	Limitation on Liability.	~~154~~155
Section 10.07	Trustee Resignation.	~~155~~156

ARTICLE XI.	MISCELLANEOUS	~~155~~156

Section 11.01	Amendments and Waivers.	~~155~~156
Section 11.02	Notices, Etc.	~~157~~158
Section 11.03	No Waiver; Remedies.	~~160~~161
Section 11.04	Binding Effect; Assignability; Multiple Lenders.	~~160~~161
Section 11.05	Term of This Agreement.	~~161~~162
Section 11.06	GOVERNING LAW; JURY WAIVER.	~~162~~163
Section 11.07	Costs, Expenses and Taxes.	~~162~~163
Section 11.08	No Proceedings.	~~163~~164
Section 11.09	Recourse Against Certain Parties.	~~163~~164
Section 11.10	Execution in Counterparts; Severability; Integration.	~~164~~165
Section 11.11	Consent to Jurisdiction; Service of Process.	~~164~~165
Section 11.12	Characterization of Conveyances Pursuant to the Purchase and Sale Agreements.	~~165~~166
Section 11.13	Confidentiality.	~~166~~167
Section 11.14	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~168~~169
Section 11.15	Waiver of Set Off.	~~169~~170
Section 11.16	Headings and Exhibits.	~~169~~170
Section 11.17	Ratable Payments.	~~169~~170
Section 11.18	Breaches of Representations, Warranties and Covenants.	~~169~~170
Section 11.19	Assignments of Loan Assets.	~~169~~171
Section 11.20	Affirmation.	~~170~~171
Section 11.21	Covered Transactions.	~~170~~171

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ARTICLE XII.	COLLATERAL CUSTODIAN	~~170~~171

Section 12.01	Designation of Collateral Custodian.	~~170~~171
Section 12.02	Duties of Collateral Custodian.	~~171~~172
Section 12.03	Merger or Consolidation.	~~173~~175
Section 12.04	Collateral Custodian Compensation.	~~174~~175
Section 12.05	Collateral Custodian Removal.	~~174~~175
Section 12.06	Limitation on Liability.	~~174~~175
Section 12.07	Collateral Custodian Resignation.	~~175~~176
Section 12.08	Release of Documents.	~~176~~177
Section 12.09	Return of Required Loan Documents.	~~176~~178
Section 12.10	Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer.	~~177~~178
Section 12.11	Custodian as Agent of Trustee.	~~177~~178
Section 12.12	Recognition of the U.S. Special Resolution Regimes.	179

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This LOAN AND SERVICING AGREEMENT (as amended, restated, supplemented or modified from time to time, the “Loan and Servicing Agreement”) is made as of January 22, 2010, among:

(1)         ARES CAPITAL CP FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)         ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and the Transferor (as defined herein);

(3)         WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent (together with its successor and assigns in such capacity, the “Agent”) and as swingline lender (together with its successor and assigns in such capacity, the “Swingline Lender”);

(4)         EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender; and

(5)         U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the Trustee (together with its successors and assigns in such capacity, the “Trustee”), the Bank (as defined herein) and the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

PRELIMINARY STATEMENT

WHEREAS, certain parties hereto were party to a Sale and Servicing Agreement, dated as of November 3, 2004, by and among the Servicer, as the servicer, the Transferor, as the originator, the Borrower, as the borrower, Ares CP Funding II LLC, as the guarantor, Variable Funding Capital Company LLC (“VFCC”), as a conduit purchaser, the Note Purchaser, as an institutional purchaser, Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC) (together with its successors and assigns, “WFS”), as the administrative agent and as the purchaser agent for VFCC, Ares Capital CP Funding II, as the guarantor (the “Guarantor”) the Trustee, as the trustee, and Lyon Financial Services, Inc. d/b/a U.S. Bank Portfolio Services (“Lyon”), as the backup servicer (as amended, restated, supplemented or modified prior to the date hereof, the “Original Agreement”);

WHEREAS, certain parties hereto are party to an Amended and Restated Sale and Servicing Agreement, dated as of January 22, 2010, by and among the Servicer, as the servicer, the Transferor as the originator, the Borrower, as the borrower, Wells Fargo Bank, National Association, in its individual capacity (together with its successors and assigns, “Wells Fargo”), as the note purchaser, WFS, as the administrative agent, and U.S. Bank, as the collateral custodian, trustee and bank (as amended, restated, supplemented or modified prior to the date hereof, (the “Restatement Agreement”) that amended and restated the Original Agreement;

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, on any date, a fluctuating per annum interest rate equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.5%.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“BHC Act Affiliate” means the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of:

(a)         (i) the product of (A) the Weighted Average Applicable Percentage as of such date and (B) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets as of such date minus the Excess Concentration Amount, plus (ii) the amount on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Shortfall; or

(b)         (i) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets as of such date, minus (ii) the ~~Large Obligor Exposure~~Minimum Required Equity Amount, minus (iii) the Excess Concentration Amount, plus (iv) the amount on deposit in the Principal Collection Account as of such date, minus (v) the Unfunded Exposure Equity Shortfall; or

(c)         the Maximum Facility Amount minus the Unfunded Exposure Amount;

provided that, for the avoidance of doubt, any Loan Asset which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit C hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means, as of any date of determination, the extent to which the aggregate Advances Outstanding on such date exceeds the Borrowing Base.

“Breakage Fee” means, for Advances which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs, if any, related to such repayment, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender’s reasonable discretion based upon the assumption that such Lender funded its loan commitment in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.

“Business Day” means a day of the year other than (i) Saturday or a Sunday ~~or~~,  (ii) any other day on which commercial banks in New York, New York or the city in which the offices of the Trustee are authorized or required by Applicable Law, regulation or executive order to close or (iii) any day that is not a TARGET Day; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. For avoidance of doubt, if the offices of the Trustee are authorized by Applicable Law, regulation or executive order to close but remain open, such day shall not be a “Business Day”.

“Buyers” has the meaning assigned to that term in the definition of “Acquisition Agreement”.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” shall be deemed to vhave occurred if any of the following occur:

(a)         the Management Agreement shall fail to be in full force and effect;

(b)         the creation or imposition of any Lien on any limited liability company membership interest in the Borrower (other than pursuant to the Pledge Agreement);

as applicable, and (ii) on or after the Reinvestment Period (other than for purposes of Advances made pursuant to Section 2.02(f)), such Lender’s Pro Rata Share of the aggregate Advances Outstanding.

“Commitment Termination Premium” means, in the event that this Agreement is terminated or the Maximum Facility Amount is permanently reduced, in each case, pursuant to Section 2.18(b), (i) prior to the one year anniversary of the Eighth Amendment Effective Date, an amount equal to 1.00%, or (ii) on or after the one year anniversary of the Eighth Amendment Effective Date, but prior to the one year and six month anniversary of the Eighth Amendment Effective Date, an amount equal to 0.50%, in each case, of either (x) the Maximum Facility Amount, in the case of such termination, or (y) the amount of such reduction, in the case of such permanent reduction of the Maximum Facility Amount and, in each case, such amounts shall be payable pro rata to each Lender.

“Concentration Limits” means, for the purposes of determining the Excess Concentration Amount, with respect to the Borrowing Base: (i) the aggregate Adjusted Borrowing Value of all Eligible Loan

Assets to Obligors in the same GICS Industry Classification Group shall not exceed 15% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets; provided that for two individual industries the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to Obligors in such industries may exceed 15% but shall not exceed 20%; provided, further, that for one additional individual industry the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to Obligors in such industry may exceed 15% but shall not exceed 25%;

(ii)          the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to the same Obligor shall not exceed ~~the greater of $50,000,000 and 7.5~~6.0% of the Maximum Facility Amount; provided that for two individual Obligors the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to such Obligors may exceed ~~7.5~~6.0% but shall not exceed ~~9~~7.5% of the Maximum Facility Amount;

(iii)         the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Second Lien Loan Assets shall not exceed 20% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

(iv)         the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are First Lien Last Out Loan Assets and Eligible Loan Assets that are Second Lien Loan Assets shall not exceed 40% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

(v)          the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Fixed Rate Loan Assets shall not exceed 15% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets; provided that Asset Specific Hedged Loan Assets shall be considered Fixed Rate Loan Assets or Floating Rate Loan Assets, as applicable, as provided in the definition thereof;

(vi)        the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that pay interest in cash less frequently than quarterly shall not exceed 15% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

(vii)       the aggregate Outstanding Balances and Exposure Amounts of all Eligible Loan Assets that are Revolving Loan Assets and the Exposure Amounts of Eligible Loan Assets that are Delayed Draw Loan Assets shall not exceed 10% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

(viii)      the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Partial PIK Loan Assets shall not exceed 10% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets; and

(ix)         the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Participation Interests shall not exceed (i) during the Acquisition Participation Elevation Period, 10.0% and (ii) thereafter, 0.0%.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“Covered Party” means any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is Pledged hereunder.

“Default Funding Rate” means a floating interest rate per annum equal to 4.00% plus LIBOR; provided that if any Lender shall have notified the Agent that a Eurodollar Disruption Event has occurred, the Default Funding Rate with respect to Advances of such Lender shall be equal to the Base Rate plus 3.00% until such Lender shall have notified the Agent that such Eurodollar Disruption Event has ceased, at which time the Default Funding Rate with respect to Advances of such Lender shall again be equal to LIBOR for such date plus 4.00%.

“Default Right” means the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances or participations in Swingline Advances required to be funded by it hereunder within one Business Day (or, solely in the case of a European Lender that receives the applicable Notice of Borrowing after 9:00 a.m. (New York City time) on the second Business Day prior to the related Advance Date, two Business Days and (a) Wells Fargo, in its sole discretion, agrees for such two Business Day period to fund the amount that was to be funded by the European Lender and (b) the European Lender agrees to reimburse Wells Fargo within two (2) Business Days for any amounts paid pursuant to clause (a) above) of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit or (iv) has (or, with respect to such Lender (x) the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender and/or (y) any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender, has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur after the initial funding of such Loan Asset but which, once all such installments have been made, has the characteristics of a Term Loan Asset.

“Designated Lender” means Wells Fargo, in its capacity as a Lender hereunder, and any successor-in-interest thereto.

“Designated Loan Asset” means any Loan Asset designated by the Agent in its sole discretion as a “Designated Loan Asset” at the time of approval of such Loan Asset.

“Determination Date” means the last day of each calendar month.

“Disbursement Request” means a disbursement request from the Borrower to the Agent and the Trustee in the form attached hereto as Exhibit D in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Account in accordance with Section 2.21, as applicable.

“EBITDA” means, with respect to any period and any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Loan Agreement for such Loan Asset (together with all add-backs and exclusions as designated in such Loan Agreement), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Loan Agreement, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) cash interest expense, (b)

“Equity Security” means (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan Asset, (ii) any security purchased as part of a “unit” with a Loan Asset and that itself is not eligible for purchase by the Borrower as a Loan Asset, and (iii) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as a Loan Asset but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as a Loan Asset, for so long as such obligation fails to satisfy such requirements.

“Equityholder” means Ares Capital CP Funding Holdings LLC, a Delaware limited liability company, which owns 100% of the equity interests in the Borrower.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“EU Bail-In Legislation Schedule” has the meaning assigned to that term in Section 11.14.

“EUR” and “euro” denote the single currency of the Participating Member States.

“Eurodollar Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Agent of the inability, for any reason, of such Lender or any of its assignees or participants to determine LIBOR, (c) any Lender shall have notified the Agent of a determination by such Lender or any of its assignees or participants that the rate at which deposits of United States dollars are being offered to such Lender or any of its assignees or participants in the London interbank market does not accurately reflect the cost to such Lender or such assignee or such participant of making, funding or maintaining any Advance or (d) any Lender shall have notified the Agent of the inability of such Lender or any of its assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.

“European Lender” means a Lender that is domiciled in Europe or has its primary lending office in Europe.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.13(a).

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral, or an ACORD certificate or other evidence of such insurance

“Insurance Proceeds” means any amounts received on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation which is neither required to be used to restore, improve or repair the related real estate nor required to be paid to the Obligor under the Loan Agreement other than, prior to an Event of Default hereunder and with prior notice to the Agent, any such amount for which the Servicer has consented, in its reasonable business discretion, to be used to restore, improve or repair the related property or otherwise to be paid to the Obligor under the Loan Agreement.

“Interest” means, with respect to any period and any Loan Asset, for the Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated under the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Loan Agreement for each such Loan Asset and in any case that “Interest” or such comparable definition is not defined in such Loan Agreement, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Collection Account” means a sub-account (account number 787456-201 at the Bank) of the Collection Account into which Interest Collections shall be segregated.

“Interest Collections” means, (i) with respect to any Loan Asset, all payments and collections attributable to interest on such Loan Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Loan Asset and (ii) amendment fees, late fees, waiver fees or other amounts received in respect of Loan Assets.

“Interest Coverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Interest Coverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) EBITDA to (b) Interest.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Agent in the form of Exhibit E to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Restatement Date.

~~“Large Obligor Exposure Amount” means, as of any date of determination, an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loan Assets attributable to the three (3) Obligors having the largest Obligor concentration;~~

~~such Obligor concentrations to be determined by summing, for each Obligor, the Adjusted Borrowing Values for all Eligible Loan Assets of such Obligor on such date of determination.~~

“Last Out Attachment Ratio” means, with respect to any Loan Asset, as of any date of determination, an amount equal to the Senior Net Leverage Ratio with respect to all or any portion of such Loan Asset that constitutes first lien senior secured Indebtedness that is (or by its terms could become) subordinate in right of payment to one or more tranches of first lien senior secured indebtedness.

“Lender” means (i) Wells Fargo and (ii) each financial institution which may from time to time become a Lender hereunder by executing and delivering this Agreement or a Joinder Supplement to the Agent and the Borrower as contemplated by Section 2.22, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04. For the avoidance of doubt, the Swingline Lender shall constitute a “Lender” with respect to the repayment of Swingline Advances for all purposes hereunder.

“Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer, the Agent and the applicable Lender in connection with the transactions contemplated by this Agreement, as amended, modified, waived, supplemented, restated or replaced from time to time.

“LIBOR” means, for any day during the Remittance Period, with respect to any Advance (or portion thereof) the greater of (x)(a) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m., London time, for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, for a one-month maturity; and (b) if no rate specified in clause (a) of this definition so appears on Reuters Screen LIBOR01 Page (or any successor or substitute page), the interest rate per annum at which dollar deposits of $5,000,000 and for a one-month maturity are offered by the principal London office of Wells Fargo in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day and (y) zero.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Lien Release Dividend” has the meaning assigned to that term in Section 2.07(d).

(g)         amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Net Leverage Ratio”, “Net Leverage Ratio”, “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions in the Loan Agreement for such Loan Asset or (ii) any term or provision of such Loan Agreement referenced in or utilized in the calculation of the “Senior Net Leverage Ratio”, “Net Leverage Ratio”, “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions for such Loan Asset, in either case in a manner that, in the sole reasonable judgment of the Agent, is materially adverse to the Secured Parties; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Interest Coverage Ratio, Senior Net Leverage Ratio or Net Leverage Ratio for any Loan Asset as determined on the applicable Cut-Off Date.

“Maximum Facility Amount” means the aggregate Commitments of the Lenders then in effect, which amount may be up to $~~1,275,000,000,~~1,525,000,000, as such amount may vary from time to time pursuant to Section 2.18(b) or Section 2.22; provided that, at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Minimum Required Equity Amount” means, as of any date of determination, ~~an amount equal to~~an amount equal to the greater of (i) $300,000,000 and (ii) the sum of the Adjusted Borrowing Values of all Eligible Loan Assets attributable to the three ~~(3)~~ Obligors having the largest Obligor concentration; such Obligor concentrations to be determined by summing, for each Obligor, the Adjusted Borrowing Values for all Eligible Loan Assets of such Obligor on such date of determination.

“Minimum Weighted Average Coupon” means 7.00%.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon of all Loan Assets included in the Collateral Portfolio is equal to or greater than the Minimum Weighted Average Coupon.

“Minimum Weighted Average Spread” means 3.00%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Loan Assets included in the Collateral Portfolio is equal to or greater than the Minimum Weighted Average Spread.

“Monthly Period” means, for any date of determination, the period from but excluding the immediately preceding Determination Date to and including the immediately succeeding Determination Date.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Other Taxes” has the meaning assigned to that term in Section 11.07(b). “Outstanding Balance” means, with respect to any Loan Asset as of any date of determination, the outstanding principal balance of any advances or loans made to the related Obligor pursuant to the related Loan Agreement as of such date of determination (exclusive of any interest and Accreted Interest).

“Partial PIK Loan Asset” has the meaning assigned to that term in the definition of “PIK Loan Asset”.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Agreement” means a participation agreement, with respect to any Acquisition Participation Interests, if any, in such form as may be approved by the Agent in its sole discretion.

“Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such loan would constitute an Eligible Loan Asset were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, and (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation.

“Payment Date” means the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day; provided that the final Payment Date shall occur on the Collection Date.

“Payment Duties” has the meaning assigned to that term in Section 10.02(b)(i).

“Pension Plan” has the meaning assigned to that term in Section 4.01(x). “Permitted Investment Required Ratings” means a long-term credit rating by Moody’s that is no lower than Moody’s then current long-term sovereign rating of the United States and by S&P that is no lower than S&P’s then current long-term sovereign rating of the United States, in the case of long-term debt obligations, or “Prime-1” by Moody’s (which is not then on credit watch for possible downgrade by Moody’s) and “A-1+” by S&P, in the case of commercial paper and short-term obligations; provided that if such obligation or security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating by Moody’s that is no lower than Moody’s then current long-term sovereign rating of the United States and by S&P that is no lower than S&P’s then current long-term sovereign rating of the United States.

“Commitment”), by the aggregate Commitments of all the Lenders (as determined under clause (i) of the definition of “Commitment”).

“Proceeds” means, with respect to any Collateral Portfolio, all property that is receivable or received when such Collateral Portfolio is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral Portfolio.

“Purchase and Sale Agreements” means the First Tier Purchase and Sale Agreement and the Second Tier Purchase and Sale Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower, the Transferor or the Equityholder have acquired an interest pursuant to the Purchase and Sale Agreements or in which the Borrower, the Transferor or the Equityholder have otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to clauses (ii) or (iv) of the definition of “Value Adjustment Event”, as applicable, is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.14.

“Registered” means, for the purposes of the definition of “Permitted Investments”, in registered form for United States federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Reinvestment Period” means the date commencing on the Eighth Amendment Effective Date and ending on the earliest to occur of (i) January ~~3, 2022~~31, 2023 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Agent and the Lenders pursuant to Section 2.19), (ii) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release Date” has the meaning assigned to that term in Section 2.07(e).

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Senior Net Leverage Ratio, Net Leverage Ratio or Interest Coverage Ratio, as applicable, for such Loan Asset in the Loan Agreements or, if no such period is provided for therein, for Obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the Loan Agreement, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remittance Period” means, (i) as to the Initial Payment Date, the period beginning on January 1, 2010 and ending on, and including, the Determination Date immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the date that is two Business Days prior to each Payment Date.

“Required Lenders” means (i) so long as Wells Fargo (or an Affiliate of Wells Fargo) is the Agent hereunder, Wells Fargo (as a Lender hereunder) and its successors and assigns and (ii) the Lenders representing an aggregate of more than 50% of the aggregate Commitments of the Lenders then in effect; provided that, if there are two or more unaffiliated Lenders party to this Agreement as of the applicable date of determination, then at least two such Lenders shall be required to constitute the Required Lenders; provided further that the Commitment of, and the portion of any outstanding Advances, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that with respect to the waiver of an Event of Default pursuant to Section 11.01 or the appointment of a replacement Servicer pursuant to Section 6.01(c), Required Lenders shall also include each Lender holding 20% or more of the aggregate

Commitments (provided that such Lender also held 20% or more of the aggregate Commitments as of the Thirteenth Amendment Effective Date).

“Required Loan Documents” means, for each Loan Asset, originals (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a)         (i) other than in the case of a Noteless Loan Asset, the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Borrower or the prior holder of record either in blank or to the Trustee (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements either in blank or to the Trustee, subject to Section 11.19), with any endorsement to the Trustee to be in the following form: “U.S. Bank National Association, as Trustee for the Secured Parties” and (ii) in the case of a Noteless Loan Asset (x) a copy of each transfer document or instrument relating to such Noteless Loan Asset evidencing the assignment of such Noteless Loan Asset to the Transferor and from the Transferor to the Borrower (or, in the case of Third Party Acquired Loan Assets purchased by the Transferor from third parties, from such third party directly to the Borrower as provided in Section 11.19) and from the Borrower either to the Trustee or in blank, and (y) a copy of the Loan Asset Register with respect to such Noteless Loan Asset, as described in Section 5.03(l)(ii);

(b)         originals or copies of each of the following, to the extent applicable to the related Loan Asset; any related loan agreement, credit agreement, note purchase agreement, security agreement (if separate from any Mortgage), sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Asset Checklist;

(c)         if any Loan Asset is secured by a Mortgage, in each case as set forth in the Loan Asset Checklist:

(i)           either (i) the original Mortgage, the original assignment of leases and rents, if any, and the originals of all intervening assignments, if any, of the Mortgage and assignments of leases and rents with evidence of recording thereon, (ii) copies thereof certified by the Servicer, by closing counsel or by a title company or escrow company to be true and complete copies thereof where the originals have been transmitted for recording until such time as the originals are returned by the public recording office; provided that, solely for purposes of the Review Criteria, the Collateral Custodian shall have no duty to ascertain whether any certification set forth in this subsection (c)(ii) has been received, other than a certification which has been clearly delineated as being provided by the Servicer or (iii) copies certified by the public recording offices where such documents were recorded to be true and complete copies thereof in those instances where the public recording offices retain the original or where the original recorded documents are lost; and

“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the direct or indirect ownership or control of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

~~“Scheduled Payments” means, with respect to any Loan Asset, each required, if any, monthly, quarterly, or annual payment of principal required to be made by the Obligor thereof under the terms of such Loan Asset; in all cases, excluding any payment in the nature of, or constituting, interest.~~

“Second Amendment Effective Date” means January 18, 2011.

“Second Lien Loan Asset” means any Loan Asset that (i) is secured by a valid and perfected second priority security interest on all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset (whether or not there is also a security interest of a higher or lower priority in additional collateral), subject to any expressly permitted liens under the applicable covenants in the Loan Agreement for such Loan Asset, including those set forth in “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary, (ii) with respect to priority of payment obligations is pari passu with the indebtedness of the holder with the first priority security interest except after an event of default thereunder, (iii) pursuant to an intercreditor agreement between the Borrower and the holder of such first priority security interest, the amount of the indebtedness covered by such first priority security interest is limited (in terms of aggregate dollar amount or percent of outstanding principal or both), and (iv) has a Loan-to-Value Ratio of not greater than 70%.

“Second Tier Loan Assignment” has the meaning set forth in the Second Tier Purchase and Sale Agreement.

“Second Tier Purchase and Sale Agreement” means that certain Second Tier Purchase and Sale Agreement, dated as of the Restatement Date, between the Equityholder, as the seller, and the Borrower, as the purchaser, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Secured Party” means each of the Agent, each Lender (together with its successors and assigns), the Trustee, the Collateral Custodian, the Bank and each Hedge Counterparty.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders equity for the Servicer and its Subsidiaries at such date.

“Spread Differential” means, for any date of determination, (a) the weighted average interest rate of the Loan Assets included in the Collateral Portfolio (and for the avoidance of doubt, with respect to Floating Rate Loan Assets, including LIBOR) on such date minus (b) the Yield Rate for such date.

“Spread Excess” means, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of the Weighted Average Spread for such date of determination over the Minimum Weighted Average Spread on such date of determination and (ii) the Adjusted Borrowing Value of all Floating Rate Loan Assets (excluding any defaulted Loan Assets) held by the Borrower as of such date of determination, and the denominator of which is the Adjusted Borrowing Value of all Fixed Rate Loan Assets (excluding any defaulted Loan Assets) held by the Borrower as of such date of determination.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means January ~~3, 2024~~31, 2025 or such later date as is agreed to in writing by the Borrower, the Servicer, the Agent and the Lenders pursuant to Section 2.19.

“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Pledged by the Borrower to the Trustee, on behalf of the Secured Parties, pursuant to Section 2.07(a) or Section 2.07(e)(ii).

“Supermajority” means a combination of Lenders representing an aggregate of more than 66-2/3% of the aggregate Commitments of the Lenders then in effect; provided that, if there are two or more unaffiliated Lenders party to this Agreement as of the applicable date of determination, then at least two such Lenders shall be required to constitute a Supermajority; provided further that the Commitment of, and the portion of any outstanding Advances, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of a Supermajority.

“Swingline Advance” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.01, and all such swingline loans collectively as the context requires.

“Swingline Commitment” means the commitment of the Swingline Lender to fund Swingline Advances, subject to the terms and conditions herein, in an amount not greater than $175,000,000 (without regard to any future reimbursement of Swingline Advances by the Lenders), as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender, in its capacity as a Lender hereunder, and is not in addition thereto.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Refund Date” has the meaning assigned to that term in Section 2.25(a).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in EUR.

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded and does not contain any unfunded commitment on the part of the Transferor arising from an extension of credit by the Transferor to an Obligor.

“Third Party Acquired Loan Asset” means any Loan Asset purchased by the Transferor from third parties not Affiliated with the Transferor and then sold from the Transferor to the Equityholder pursuant to the First Tier Purchase and Sale Agreement and from the Equityholder to the Borrower pursuant to the Second Tier Purchase and Sale Agreement.

“Thirteenth Amendment Effective Date” means January 31, 2020.

“Transaction Documents” means this Agreement, any Hedging Agreement, any Joinder Supplement, the Purchase and Sale Agreements, the Participation Agreement, the Collection Account Agreement, the Unfunded Exposure Account Agreement, the Trustee and Collateral Custodian Fee Letter, any Lender Fee Letter, the Pledge Agreement and each document, instrument or agreement related to any of the foregoing.

“Transferee Letter” has the meaning assigned to that term in Section 2.22.

“Unfunded Exposure Account Agreement” means that certain controlled account agreement (unfunded exposure account), dated as of the Second Amendment Effective Date, among the Borrower, the Servicer, the Bank, the Agent, and the Trustee, which agreement relates to the Unfunded Exposure Account, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

“Unfunded Exposure Amount” means, as of any date of determination, the amount, if any, by which (i) the aggregate of all Exposure Amounts exceeds (ii) the amount on deposit in the Unfunded Exposure Account.

“Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to any Revolving Loan Asset or Delayed Draw Loan Asset, an amount equal to (a) the Exposure Amount for such Revolving Loan Asset or Delayed Draw Loan Asset multiplied by (b) the difference of 100% minus the product of (i) the Applicable Percentage for such Revolving Loan Asset or Delayed Draw Loan Asset and (ii) the Assigned Value for such Revolving Loan Asset or Delayed Draw Loan Asset.

“Unfunded Exposure Equity Shortfall” means, as of any date of determination, an amount equal to the excess, if any, of (i) the aggregate of all Unfunded Exposure Equity Amounts over (ii) the amount on deposit in the Unfunded Exposure Account.

“United States” means the United States of America.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” the meaning of “Unrestricted Cash” or any comparable definition in the Loan Agreements for each Loan Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Loan Agreement, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement).

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(i)           (x) The Interest Coverage Ratio for any Relevant Test Period with respect to such Loan Asset is (A) less than 90% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on the applicable Cut-Off Date and (B) less than 1.50:1.00, or (y) the Senior Net Leverage Ratio (or, with respect to any Second Lien Loan Asset or Designated Loan Asset, the Net Leverage Ratio) for any Relevant Test Period of the related Obligor with respect to such Loan Asset is (A)  more than 0.50x higher than such ratio as calculated on the proceeds of such Swingline Advance, could be advanced to the Borrower hereunder without causing the Advances Outstanding to exceed the Borrowing Base.

(c)         Evidence of Advances. Each Advance and all repayments thereof shall be evidenced by the applicable Lender’s loan accounts and records. Such loan accounts and records shall be conclusive absent manifest error of the amount of the Advances and repayments thereof. Any failure to record any Advance or repayment thereof or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Advances.

(d)         Intent of Parties. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Advances made hereunder and all other Obligations of the Borrower to the Lenders and the Agent incurred through the Advances shall constitute “loans” and not “securities” for all purposes, including, without limitation for purposes of Section 8-102(15) of the UCC.

Advances to be made for the purpose of refunding Swingline Advances shall be made by the Lenders as provided in Section 2.25.

Section 2.02         Procedure for Advances.

(a)         During the Reinvestment Period, the Lenders will make Advances and the Swingline Lender will make Swingline Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b)         Each Advance shall be made on at least ~~one~~two Business ~~Day~~Days’~~s~~ irrevocable written notice from the Borrower to the Agent (who will provide each Lender with a copy promptly upon receipt thereof), with a copy to the Trustee and the Collateral Custodian, in the form of a Notice of Borrowing; provided that such Notice of Borrowing shall be deemed to have been received by the Agent on a Business Day if delivered no later than 3:00 p.m. (New York City time) on such Business Day and if not delivered by such time, shall be deemed to have been received on the following Business Day. Each Swingline Advance shall be made on any Business Day on which written notice is received from the Borrower by the Agent (who will provide the Swingline Lender and each other Lender with a copy promptly upon receipt thereof), with a copy to the Trustee and the Collateral Custodian, in the form of a Notice of Borrowing; provided that such Notice of Borrowing shall be deemed to have been received by the Agent on a Business Day if delivered no later than 5:00 p.m. (New York City time) on such Business Day and if not delivered by such time, shall be deemed to have been received on the following Business Day. The Borrower or Servicer shall post all Loan Agreements and other loan documents and information with respect to each proposed Eligible Loan Asset, if any, to an IntraLinks (or other replacement) website to which the Agent has access. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), and shall specify:

(v)        to the Agent to be distributed pro rata to each Lender, in accordance with the amounts due under this clause, all Yield and the Non-Usage Fee that is accrued and unpaid as of the last day of the related Remittance Period;

(vi)       pro rata to the Agent (for the account of each Lender), the Agent (for its own account) or the Collateral Custodian, as applicable, all accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to any Lender, the Agent or the Collateral Custodian under the Transaction Documents;

(vii)      (a) prior to the end of the Reinvestment Period, if any Borrowing Base Deficiency is a result of a shortfall in the Unfunded Exposure Amount, at the discretion and direction of the Servicer, to fund the Unfunded Exposure Account (in an amount up to the aggregate of all Unfunded Exposure Equity Amounts), and (b) after the end of the Reinvestment Period but prior to the Facility Maturity Date, to fund the Unfunded Exposure Account (in an amount up to the aggregate of all Exposure Amounts);

(viii)     to the Agent to be distributed pro rata to each Lender, an amount necessary to satisfy any outstanding Borrowing Base Deficiency not paid in Section 2.04(a)(vii), pro rata in accordance with the amount of Advances Outstanding;

(ix)        to the Agent to be distributed pro rata to each Lender, to pay the Advances Outstanding, including any Commitment Termination Premium, in connection with any complete refinancing or termination of this Agreement in accordance with Section 2.18(b);

(x)         pro rata in accordance with the amounts due under this clause, to each Hedge Counterparty, any Hedge Breakage Costs owing to that Hedge Counterparty under its respective Hedging Agreement;

(xi)        to pay any other amounts due (other than with respect to the repayment of Advances) under this Agreement and the other Transaction Documents (including any indemnity amounts due from the Borrower hereunder and thereunder);

(xii)       to the Servicer, in respect of all reasonable expenses (except allocated overhead) incurred during the immediately ended Remittance Period in connection with the performance of its duties hereunder or paid on behalf of the Borrower, plus any outstanding deferred reimbursement amount plus interest thereon as further set forth in Section 6.07; and

(xiii)      (A) during an Unmatured Event of Default, to remain in the Collection Account or (B) otherwise, at the Borrower’s election and with prior written notice to the Trustee (which notice may be set forth in the applicable Servicing Report), to the Borrower, any remaining amounts.

(b)         Principal Payments Absent an Event of Default. On each Payment Date, so long as no Event of Default has occurred and, in any case, prior to the Facility Maturity Date,

the Servicer shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Bank in the Collection Account, in accordance with the Servicing Report, to the following Persons in the following amounts, calculated as of the Determination Date immediately preceding any Payment Date, and priority:

(i)          to pay amounts due under Section 2.04(a)(i) through (vi), to the extent not paid thereunder;

(ii)         (a) prior to the end of the Reinvestment Period, at the discretion and direction of the Servicer, to fund the Unfunded Exposure Account (in an amount up to the aggregate of all Unfunded Exposure Equity Amounts) and (b) after the end of the Reinvestment Period but prior to the Facility Maturity Date, to fund the Unfunded Exposure Account (in an amount up to the aggregate of all Exposure Amounts);

(iii)        (a) prior to the end of the Reinvestment Period, to the Agent to be distributed pro rata to each Lender, an amount necessary to satisfy any outstanding Borrowing Base Deficiency, pro rata in accordance with the amount of Advances Outstanding and (b) after the end of the Reinvestment Period but prior to the Facility Maturity Date, to the Agent to be distributed pro rata to each Lender, an amount necessary to pay the Advances Outstanding, including any Commitment Termination Premium, until paid in full, pro rata in accordance with the amount of Advances Outstanding;

(iv)        pro rata in accordance with the amounts due under this clause, to each Hedge Counterparty, any Hedge Breakage Costs owing to that Hedge Counterparty under its respective Hedging Agreement;

(v)         to pay any other amounts due under this Agreement and the other Transaction Documents (including any indemnity amounts due from the Borrower hereunder and thereunder);

(vi)        to the Servicer, in respect of all reasonable expenses (except allocated overhead) incurred during the immediately ended Remittance Period in connection with the performance of its duties hereunder or paid on behalf of the Borrower, plus any outstanding deferred reimbursement amount plus interest thereon as further set forth in Section 6.07; and

(vii)       (A) during an Unmatured Event of Default, to remain in the Collection Account or (B) otherwise, at the Borrower’s election and with prior written notice to the Trustee (which notice may be set forth in the applicable Servicing Report), to the Borrower, any remaining amounts.

(c)         Payment Date Transfers Upon the Occurrence of an Event of Default. On each Payment Date, if an Event of Default has occurred, or in any case on and after the Facility Maturity Date, the Servicer shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Bank in the Collection Account, in accordance with the

(v)         the notice required in clause (iv) above shall be accompanied by a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer; and

(vi)        the Trustee provides to the Agent by facsimile or e-mail (to be received no later than 1:30 p.m. on that same day) a statement reflecting the total amount on deposit as of the opening of business on such day in the Principal Collection Account; or

(b)         prior to the Facility Maturity Date, withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.18(a).

Upon the satisfaction of the applicable conditions set forth in this Section 2.21 (as certified by the Borrower to the Trustee and the Agent), the Trustee will release funds from the Principal Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day.

Section 2.22         Additional Lenders; Increase of Commitment.

The Borrower may, with the written consent of the Agent (not to be unreasonably withheld or delayed), add additional Persons as Lenders and/or increase the Commitments hereunder; provided that the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Agent. Each additional Lender shall become a party hereto by executing and delivering to the Agent and the Borrower a Joinder Supplement ~~and a transferee letter substantially in the form of Exhibit N hereto (a “Transferee Letter”)~~. On the date of the joinder of any additional Lender(s) to this Agreement, the existing Lenders and the additional Lender(s) shall make such purchases and sales of interest in the Advances Outstanding as of such date so that each Lender is then holding its Pro Rata Share of Advances Outstanding based on their respective Commitments after giving effect to any related Joinder Supplement(s) with respect to such additional Lender(s).

Section 2.23         Defaulting Lenders.

(a)         Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)          That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)         Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, to the payment of any amounts owing by that

(hh)      Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Agent information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

(ii)         Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower, each Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower and each Person directly or (to the knowledge of the Borrower) indirectly Controlled by the Borrower shall: (i) comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering.

Section 5.02         Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)          Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents or under any Hedging Agreement pursuant to Section 5.09 and arising in connection with ordinary business expenses arising pursuant to the transactions contemplated by this Agreement, any Hedging Agreement and the other Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities (other than any equity or other securities retained pursuant to Section 6.05) of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) create, form or otherwise acquire any Subsidiaries ~~or~~; (vii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents or (viii) divide or permit any division of the Borrower.

(b)         Requirements for Material Actions. The Borrower shall not fail to provide that the unanimous consent of all directors (including the consent of the Independent Director(s)) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy the Collateral Portfolio or (iii) to distribute such proceeds to the Equityholder (so long as such distribution is permitted pursuant to Section 5.02(n)).

(j)          Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio other than with respect to any assets released from the Lien of the Trustee hereunder following (i) a substitution effected in accordance with Section 2.07(a) (so long as the Borrower has Pledged a Substitute Eligible Loan Asset in connection therewith), (ii) an Optional Sale in connection with a Permitted Refinancing effected in accordance with Section 2.07(c), (iii) a Lien Release Dividend effected in accordance with Section 2.07(d), (iv) a repurchase or substitution of a Warranty Loan Asset effected in accordance with Section 2.07(e) or (v) a transaction in accordance with Section 2.07(g).

(k)         Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U. S. federal income tax purposes.

(l)          Extension or Amendment of Collateral Portfolio. The Borrower will not, except as otherwise permitted in Section 6.04(a) of this Agreement and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(m)         Second Tier Purchase and Sale Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Second Tier Purchase and Sale Agreement without the prior written consent of the Agent.

(n)        Restricted Junior Payments. The Bvorrower shall not make any Restricted Junior Payment, except that, so long as no Event of Default has occurred or Unmatured Event of Default is continuing or would result therefrom, (i) the Borrower may declare and make distributions to its member on its membership interests and (ii) amounts on deposit in the Interest Collection Account that would have been distributed pursuant to Section 2.04(a)(xiii) on the immediately preceding Payment Date but for the existence of an Unmatured Event of Default and amounts on deposit in the Principal Collection Account that would have been distributed pursuant to Section 2.04(b)(vii) on the immediately preceding Payment Date but for the existence of an Unmatured Event of Default.

(o)         ERISA. The Borrower will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate of the Borrower to engage, in any prohibited transaction (within the meaning of Sections 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, (c) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate of the Borrower may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower, or (e) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan.

(c)         reduce the principal of, or the rate of interest specified herein on, any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(d)         change Section 2.04 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e)         change any provision of this Section 11.01 or reduce the percentages specified in the definitions of “Required Lenders”, “Supermajority” or any other provision hereof specifying the number or percentage of the Lenders required to amend, waive, direct or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f)          consent to the assignment or transfer by any of the Borrower, the Transferor, the Equityholder or the Servicer of such party’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;

(g)         make any modification to the definition of “Applicable Percentage” without the written consent of each Lender;

(h)         release all or substantially all of the Collateral Portfolio or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender; or

(i)          make material amendments to the definitions of “Collateral Quality Test”, “Minimum Weighted Average Coupon Test”, “Minimum Weighted Average Spread Test” or any definitions therein, in each case, without the written consent of a Supermajority of the Lenders;

(j)          make any modification to the definitions of “Borrowing Base”, “Adjusted Borrowing Value”, “Excess Concentration Amount” or any definitions therein, in each case, which would have a material adverse effect on the calculation of the Borrowing Base, without the written consent of each Lender;

provided, further, that (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may be effected with the consent of the Agent, but without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Trustee, the Bank or the Collateral Custodian shall be effective without the written agreement of the Trustee, the Bank or the Collateral Custodian, as applicable, (iii) no amendment, waiver or modification adversely affecting the rights or obligations of any Hedge Counterparty shall be effective without the written agreement of such Person, (iv) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement, (v) no amendment, waiver or consent its rights and obligations hereunder to an Affiliate of such Lender or to other Lenders hereunder and Affiliates of such Lenders; provided further that, if an Event of Default has occurred and is continuing, a Lender may assign its rights and obligations under this Agreement or any Advance to any Person with the consent of the Agent (such consent not to be unreasonably withheld or delayed) but without any consent from the Borrower; provided further that before an Event of Default has occurred, any Lender may assign its rights and obligations under this Agreement or any Advance to any Person (other than an Ares Competitor) with the consent of each of the Borrower and the Agent (such consent not to be unreasonably withheld or delayed); provided further that any Lender may assign, or sell a participation in, all or a portion its rights and obligations hereunder and interest herein in or under its Advances without any consent from the Borrower or the Agent upon such Lender’s good faith determination that such assignment or participation is required for regulatory reasons or by Applicable Law (provided that such Lender gives written notice of such assignment or participation, which notice shall identify the material regulatory or legal reasons necessitating such assignment or participation). Any such assignee shall execute and deliver to the Servicer, the Borrower and the Agent a fully-executed ~~and a~~ transferee letter substantially in the form of Exhibit N hereto (a “Transferee Letter”) and a fully-executed Joinder Supplement. Notwithstanding anything contained in this Agreement to the contrary, (i) Wells Fargo shall not need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person and (ii) if any Lender becomes a Defaulting Lender, unless such Lender shall have been deemed to no longer be a Defaulting Lender pursuant to Section 2.23(b), the Agent shall have the right to cause such Person to assign its entire interest in the Advances and this Agreement to a transferee selected by the Agent, in an assignment which satisfies the conditions set forth in the first sentence of this Section 11.04(a). The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender. None of the Borrower, the Equityholder, the Transferor or the Servicer may assign, or permit any Lien (other than Permitted Liens) to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document.

(b)         Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c)         Each Hedge Counterparty, each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

Section 11.05 Term of This Agreement. This Agreement, including, without limitation, the Borrower’s obligation to observe its covenants set forth in Articles V and VI and the Servicer’s obligation to observe its covenants set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the

Agent to conduct, at the expense of the Servicer (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral Portfolio.

Section 12.11       Custodian as Agent of Trustee.

The Collateral Custodian agrees and acknowledges that, with respect to any Required Loan Documents at any time or times held in its possession or held in its name, the Collateral Custodian shall be the agent and custodian of the Trustee, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Trustee’s security interest in the Collateral Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

Section 12.12       Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Thirteenth Amendment Effective Date as follows:

(a)         In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or any other Transaction Document, and any interest and obligation in or under this Agreement and/or any other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or any other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or any other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or any other Transaction Document were governed by the laws of the United States or a state of the United States.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	ARES CAPITAL CP FUNDING LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Ares CP Funding Facility
Loan and Servicing Agreement

TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

BANK:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Ares CP Funding Facility
Loan and Servicing Agreement

ANNEX A

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$900,000,000

Bank of America, N.A.	$375,000,000

Sampension Livsforsikring A/S	$127,000,000

Arkitekternes Pensionskasse	$9,000,000

Pensionskassen for Jordbrugsakademikere og Dyrlæger	$14,000,000

TIAA, FSB	$100,000,000

Annex A-1